EXHIBIT  21.1

  SUBSIDIARY CORPORATIONS OF CHESAPEAKE CORPORATION

  December 31, 1997


                                                 State of
                  Name                         Incorporation

  Cary St. Company                               Delaware

  The Chesapeake Corporation of Virginia         Virginia

  Chesapeake Display and Packaging Company       Iowa

  Chesapeake Forest Products Company             Virginia

  Chesapeake Packaging Co.                       Virginia

  Chesapeake Recycling Co.                       Virginia

  Chesapeake Resources Company                   Virginia

  Chesapeake Trading Corp.                       Virginia

  Chesapeake Trading Company, Inc.               U. S. Virgin Islands

  Chesapeake Building Products Company           Virginia

  Color-Box, Inc.                                Indiana

  Delmarva Properties, Inc.                      Virginia

  Stonehouse Inc.                                Virginia

  Wisconsin Tissue Mills Inc.                    Delaware

  Chesapeake International Holding Company       Virginia

  Wisconsin Tissue de Mexico S.A. de C.V.        Mexico

  Chesapeake Display and Packaging
   (Canada) Limited                              Ontario, Canada

  Chesapeake Europe S.A.                         France

  Sailliard PLV                                  France

  Raab-Pige                                      France

  Chesapeake Coffrets                            France

  Plastiphane                                    France